Exhibit 99.1

Nauticus Robotics Reports Second Quarter 2023 Results and Provides Business Update

Houston – August 11, 2023 – Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of autonomous robots using artificial intelligence for data collection and intervention services to the ocean industries, today announced results for the second quarter ended June 30, 2023.

Highlights

●	Signed a contract with Shell plc (NYSE: SHEL) for an initial project in the Gulf of Mexico Princess Field. Pending success, this contract could lead to multi-million dollars worth of additional contracts over the next few years.

●	Signed a contract with Petrobras (NYSE: PBR), one of the world’s largest energy companies, to deploy Aquanaut, the Company’s autonomous subsea robot, to support Petrobras’ offshore activities. The contract opens up a potential market opportunity of more than $100 million per year for Nauticus.

●	Announced an additional award under the current contract with Leidos Holdings, Inc. (NYSE: LDOS) for the continued development of an Aquanaut-derivative in preparation for customer adoption decisions expected later this year.

●	Continued successful commissioning exercises for the first of three 2nd generation commercial Aquanauts by logging over 100 hours of offshore testing to date; expected to qualify in September for commercial service for Shell.

●	Advanced in both programs with the U.S. Defense Innovation Unit (DIU), successfully completing contract phases that further develop specialized autonomous platforms for amphibious and mine-counter measure capabilities for the U.S. Navy and U.S. Marine Corps utilizing Nauticus’ autonomy software package toolKITT.

●	Closed the first tranche of a $15 million senior secured debt facility led by existing strategic equity investors.

“As we embark on the commercial launch of the Nauticus Fleet, the demand for our autonomous service offering is increasing. Over the last few months, we have signed commercial deals with leading energy companies such as Petrobras and Shell and are in advanced discussions with several additional majors,” said Nic Radford, CEO of Nauticus. “These contracts equate to multi-million-dollar bookings and open up a much larger potential scope of work as these companies spend hundreds of millions of dollars per year on offshore inspection, maintenance, and repair work.”

“Although we tend to talk more about our commercial offerings, the government-oriented side of our business remains a key component of our long-term strategy with much of our IP being borne out of our government work. While revenue from these projects was down this quarter due to delays in contract authorizations, we expect to recover in the upcoming quarters.”

“I’ve never been more optimistic about the future of Nauticus. We employ some of the best minds in the industry, and we are positioned with the right product at the right time to disrupt a $30 billion market. Demand from potential customers is high, but constructing our fleet is capital intensive. As such, we’re finalizing a $15 million senior secured debt round led by one of our key strategic investors, with $5 million of the amount deposited last month.”

“The recent revaluation of our warrants reflects an updated modeling process and our current belief that debt rather than equity can be used to finance Nauticus’ near-term capital requirements,” said Rangan Padmanabhan, Chief Financial Officer of Nauticus. “We are thankful for the continued support of our existing investors, as well as the holders of our existing convertible debentures for working with us, as we are seeing significant traction with commercial customers, and debt funding will help us turn that into substantial future revenue growth.”

Second Quarter 2023 Financial Results

Nauticus reported second quarter revenue of $1.1 million compared to $2.8 million in the prior-year period. The decrease in revenue is primarily attributable to delays in contract authorization with government entities.

Total operating expenses during the second quarter were $8.0 million, a $2.5 million increase from the prior-year period. $1.7 million of the increase was associated with non-cash stock compensation expense. The balance of increase was attributable to increased general and administrative (“G&A”) costs associated with being a public company as well as to support the continued growth of the Company as it transitions to commercial operations.

For the quarter, Nauticus recorded a net income attributable to common stockholders of $20.7 million, or $0.49 per diluted share. This compares to a net loss attributable to common stockholders of $3.4 million, or $0.35 per diluted share in the prior-year comparable period. The increase was primarily due to the positive impact from the change in fair value of warrant liabilities.

Net loss attributable to common stockholders for the second quarter of 2023 includes certain items typically excluded from published estimates by the investment community. Adjusted net loss attributable to common stockholders, which excludes the impact of these items as described in the non-GAAP reconciliation table below, was $8.1 million, or $0.20 per diluted share, in the second quarter of 2023, compared to a net loss of $3.4 million, or $0.35 per diluted share, in the second quarter of 2022.

Nauticus ended the second quarter with $4.4 million in cash and cash equivalents. The Company had a working capital surplus of $11.7 million at the end of the second quarter.

Conference Call and Webcast Information

Nauticus will host a conference call today, August 11, 2023 at 10:00 a.m. Eastern time (7:00 a.m. Pacific time). A question-and-answer session will follow management’s presentation.

U.S. dial-in number: 1-877-407-9039

International number: 1-201-689-8470

Conference ID: 13740225

The conference call will broadcast live and be available for replay here.

A replay of the call will be available through August 25, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 13740225

About Nauticus

Nauticus Robotics, Inc. is a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries. Nauticus’ robotic systems and services are delivered to commercial and government-facing customers through a Robotics-as-a-Service (RaaS) business model and direct product sales for both hardware platforms and software licenses. Besides a standalone service offering and products, Nauticus’ approach to ocean robotics has also resulted in the development of a range of technology products for retrofitting/upgrading legacy systems and other third-party vehicle platforms. Nauticus provides customers with the necessary data collection, analytics, and subsea manipulation capabilities to support and maintain assets while reducing their operational footprint, operating cost, and greenhouse gas emissions to improve offshore health, safety, and environmental exposure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include, but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2023 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward-looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Annual Report on Form 10-K filed with the SEC on March 28, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Nauticus Robotics, Inc.

Consolidated Balance Sheets (Unaudited)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$4,353,179	$17,787,159
Restricted certificate of deposit	250,375	250,375
Short-term investments	-	4,959,263
Accounts receivable, net	1,302,494	1,622,434
Inventories	12,536,004	6,666,912
Contract assets	611,236	573,895
Prepaid expenses	6,121,038	5,046,599
Other current assets	53,605	56,410
Total Current assets	25,227,931	36,963,047
Property and equipment, net	21,784,483	15,167,367
Operating lease right-of-use asset	1,384,779	317,208
Other assets	129,370	155,490
Total assets	$48,526,563	$52,603,112

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$5,731,767	$324,484
Accrued liabilities	7,310,051	3,142,977
Operating lease liabilities - current	524,279	410,158
Total Current Liabilities	13,566,097	3,877,619
Warrant liabilities	5,847,057	32,688,342
Operating lease liabilities - long-term	992,660	87,214
Notes payable - long-term, net of discount	17,800,494	15,922,118
Total Liabilities	38,206,308	52,575,293

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value; 625,000,000 shares authorized, 47,894,251 and 47,250,771 shares issued, respectively, and 47,894,251 and 47,250,771 shares outstanding, respectively	4,789	4,725
Additional paid-in capital	71,885,793	68,128,196
Accumulated deficit	(61,570,327)	(68,105,102)
Total Stockholders’ Equity (Deficit)	10,320,255	27,819

Total Liabilities and Stockholders’ Equity (Deficit)	$48,526,563	$52,603,112

Nauticus Robotics, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue:
Service	$1,128,115	$2,796,159	$3,948,395	$5,032,124
Service - related party	-	193,400	500	193,400
Total revenue	1,128,115	2,989,559	3,948,895	5,225,524

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	1,900,602	2,540,062	4,832,869	4,439,223
Depreciation	53,209	117,086	326,308	228,405
Research and development	482,761	583,870	709,728	1,851,282
General and administrative	5,560,565	2,271,138	10,773,209	3,917,179
Total costs and expenses	7,997,137	5,512,156	16,642,114	10,436,089

Operating loss	(6,869,022)	(2,522,597)	(12,693,219)	(5,210,565)

Other (income) expense:
Other (income) expense, net	746	(9,453)	1,153,127	(5,241)
(Gain) on sale of assets	(3,908)	-	(3,908)	-
Foreign currency transaction (gain)	(17,709)	(9,848)	(27,593)	-
Gain on exchange of warrants	590,266	-	590,266	-
Change in fair value of warrant liabilities	(29,668,454)	-	(27,431,550)	-
Interest expense, net	1,556,597	853,660	6,491,664	1,655,634
Total other (income) expense, net	(27,542,462)	834,359	(19,227,994)	1,650,393

Net income (loss)	$20,673,440	$(3,356,956)	$6,534,775	$(6,860,958)

Basic income (loss) per share	$0.52	$(0.35)	$0.16	$(0.71)
Diluted income (loss) per share	$0.49	$(0.35)	$0.16	$(0.71)

Basic weighted average shares outstanding	39,963,266	9,669,217	39,872,864	9,669,217
Diluted weighted average shares outstanding	44,345,319	9,669,217	40,602,678	9,669,217

Nauticus Robotics, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$6,534,775	$(6,860,958)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	326,308	228,405
Accretion of debt discount	1,878,376	347,106
Stock-based compensation	3,077,027	388,814
Gain on exchange of warrants	590,266	-
Change in fair value of warrant liabilities	(27,431,550)	-
Noncash impact of lease accounting	145,253	88,212
Changes in operating assets and liabilities:
Accounts receivable	319,940	(811,016)
Inventories	(5,869,092)	(2,380,429)
Contract assets	(37,341)	(60,585)
Other assets	(1,045,514)	(1,360,086)
Accounts payable and accrued liabilities	8,733,185	1,039,296
Contract liabilities	-	(373,791)
Operating lease liabilities	(193,257)	(155,382)
Net cash from operating activities	(12,971,624)	(9,910,414)

Cash flows from investing activities:
Capital expenditures	(6,102,253)	(3,080,199)
Proceeds from sale of short-term investments	4,959,263	-
Net cash from investing activities	(1,142,990)	(3,080,199)

Cash flows from financing activities:
Proceeds from exercise of stock options	342,579	-
Proceeds from exercise of warrants	338,055	-
Net cash from financing activities	680,634	-

Net change in cash and cash equivalents	(13,433,980)	(12,990,613)

Cash and cash equivalents, beginning of period	17,787,159	20,952,867
Cash and cash equivalents, end of period	$4,353,179	$7,962,254

Supplemental disclosure of cash flow information:
Cash paid for interest	$908,184	$761,189
Non-cash investing and financing activities:
Capital expenditures included in accounts payable	841,171	1,949,142
Right of use asset assumed through lease liability	1,212,824	-
Lease assumed through lease liability	1,212,824	-

Nauticus Robotics, Inc.

Non-GAAP Financial Measures (Unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Stockholders (GAAP) to Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)

Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and amount cannot be reasonably estimated or are non-recurring.

Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as Nauticus.

Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, the Company’s calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income (loss) attributable to stockholders (GAAP)	$20,673,440	$(3,356,956)	$6,534,775	$(6,860,958)
Sales and use tax assessment	0	0	1,189,164	0
Foreign currency (gain)/loss	(17,709)	(9,848)	(27,593)	0
Loss on exchange of warrants	590,266		590,266	-
Interest and Penalties	362,045	0	4,320,690	-
Change in fair value of warrant liability	(29,668,454)	-	(27,431,550)	-
Adjusted Net loss attributable to stockholders (non-GAAP)	$(8,060,412)	$(3,366,804)	$(14,824,248)	$(6,860,958)

Adjusted Basic (loss) per share	$(0.20)	$(0.35)	$(0.37)	$(0.71)
Adjusted Diluted (loss) per share	$(0.20)	$(0.35)	$(0.37)	$(0.71)

Basic weighted average shares outstanding	39,963,266	9,669,217	39,872,864	9,669,217
Diluted weighted average shares outstanding	44,345,319	9,669,217	40,602,678	9,669,217

Investor Relations Contact:

Ralf Esper

Gateway Group, Inc.

(949) 574-3860

KITT@gateway-grp.com

Media Contact

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

KITT@gateway-grp.com